UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 30, 2019

Date of Report (Date of earliest event reported)

BODY AND MIND INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55940	98-1319227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 – 1095 West Pender Street Vancouver, British Columbia, Canada	V6E 2M6
(Address of principal executive offices)	(Zip Code)

(604) 376-3567

Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events

On May 30, 2019, Body and Mind Inc. (the “Company”) issued a news release announcing Australis Capital Inc. (“Australis”) exercised 12,793,840 common share purchase warrants of the Company (the “Warrants”) at an exercise price of CAD$0.50 for gross proceeds (the “Warrant Proceeds”) of CAD$6,396,920. Upon exercise, Australis received 12,793,840 common shares (the “Warrant Shares”) of the Company. The Warrants were issued to Australis pursuant to an investment agreement entered into between the Company and Australis dated October 30, 2018.

The Warrant Proceeds were used, in part, to fully repay any outstanding senior secured note (the “Note”) in the amount of US$4,495,890.41 owing to Australis by the Company. Payment of the Note included the principal amount of US$4,000,000 including accrued interest and an early repayment fee. The remaining Warrant Proceeds will be used for working capital purposes.

A copy of the news release is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

Not applicable.

(b) Pro forma Financial Information

Not applicable.

(c) Shell Company Transaction

Not applicable.

(d) Exhibits

Exhibit	Description
99.1	News Release dated May 30, 2019.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODY AND MIND INC.

DATE: May 31, 2019	By:	/s/ Darren Tindale
Darren Tindale
Chief Financial Officer

3